UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5. OTHER EVENTS

CV Therapeutics, Inc. (the “Company”) announced on February 10, 2004 that, based on verbal discussions with the United States Food and Drug Administration (“FDA”), the Company anticipates that it can receive from the FDA initial marketing approval of Ranexa™ (ranolazine) with the successful completion of a single study. The Company is still in discussions with the agency about the exact details of this study, which will be in a restricted population of angina patients, and which the Company believes can be conducted following an agreement with the FDA under a special protocol assessment (“SPA”). The Company believes that the number of patients to be enrolled in the trial will be between the number of patients enrolled in its two prior phase III studies of Ranexa, and that enrollment could be completed in 2005, which could allow for a potential launch of Ranexa in 2006 in the United States.

An agreement between a sponsor company and the FDA under an SPA for a phase III clinical trial covers, among other aspects, the design and size of the trial that will form the basis of a claim of effectiveness, and the anticipated regulatory outcome (such as approval of a specific efficacy claim), assuming that the trial results are positive and supportive of the proposed labeling. The SPA agreement may only be changed by the sponsor company or the FDA through a written agreement, or if the FDA becomes aware of a substantial scientific issue essential to product efficacy or safety. If the sponsor company fails to comply with the agreed upon trial protocol, the SPA will not be binding on the FDA.

The Company also announced on February 10, 2004 that it plans to conduct one or more additional clinical trials of Ranexa, which could potentially allow the Company to broaden the product labeling, if any, over time. For example, the Company is considering conducting a study with the TIMI study group in ischemic patients with acute coronary syndromes (“ACS”) and angina. Patients would be started on intravenous ranolazine in the hospital followed by outpatient treatment with oral ranolazine. If successful, this study could potentially support subsequent FDA approval of Ranexa as a first line therapy for angina patients, and could allow the Company to access the hospital market for ACS patients.

The information announced relating to these potential additional Ranexa studies, including the proposed study in a restricted population and the potential SPA, the TIMI study and any additional studies of Ranexa, is based on verbal discussions between the Company and the FDA, is not yet definitive, and is subject to change based on the Company’s continuing discussions with the FDA. None of the Company’s products have been determined to be safe or effective in humans for any uses.

The Company also announced on February 10, 2004 that it has opened a small office in the United Kingdom with several employees, including a President of CVT Europe Limited. The office’s primary function is to evaluate clinical, regulatory and marketing issues for the Company’s product pipeline in Europe. The Company expects to submit a centralized marketing authorization application for ranolazine in Europe in 2004.

The Company also announced on February 10, 2004 that it anticipates initiating a second phase III clinical trial of regadenoson (CVT 3146) in 2004. In addition, the Company expects to initiate several small pharmacokinetic, special population or other NDA-enabling studies and activities in 2004.

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or regulatory review of our potential products. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2004	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer